UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

Ares Management Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36429 (Commission File Number)	80-0962035 (IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 201-4100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of January 16, 2019, the board of directors (the “Board”) of Ares Management Corporation (the “Company”) increased the size of the Board from eight to nine members and appointed Antoinette C. Bush as a Class II director to fill the vacancy created by such increase. Ms. Bush will serve as a director until her successor is duly elected and qualified or until the earlier of her death, resignation or removal. The Board has determined that Ms. Bush meets the requirements for independence under the applicable listing standards of the New York Stock Exchange and the Securities and Exchange Act of 1934, as amended. Ms. Bush has been appointed to the Conflicts Committee of the Board and will receive the customary compensation for non-executive directors of the Company. Ms. Bush also entered into the Company’s standard indemnification agreement for non-executive directors.

Ms. Bush is the Executive Vice President and Global Head of Government Affairs for News Corp, where she has served in that capacity since June 2013.  Prior to joining News Corp, Ms. Bush held various positions at Skadden, Arps, Slate, Meagher, & Flom LLP.  During her nearly twenty-year tenure at Skadden, Ms. Bush rose to become the Partner in charge of the Communications Group, representing global media, entertainment and telecom entities in regulatory, legal and transactional matters.  Ms. Bush served as Executive Vice President of Northpoint Technology Ltd from 2001 to 2003 where she led legal and regulatory strategy.  Ms. Bush also served as Senior Counsel to the Communications Subcommittee of the U.S. Senate Committee on Commerce, Science, and Transportation where she worked on numerous bills, including the landmark Cable Act of 1992.  Ms. Bush currently chairs the board of directors of The HistoryMakers and serves on the My Brother’s Keeper Alliance Advisory Council and the boards of the Newseum, Planet Word, and The Economic Club of Washington D.C.  Ms. Bush received her B.A. from Wellesley College and her J.D. from Northwestern University Pritzker School of Law.

There are no arrangements or understandings between Ms. Bush and any other persons pursuant to which she was elected as a member of the Board. There are no family relationships between Ms. Bush and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Bush is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01              Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Bush as a director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of Ares Management Corporation, dated January 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Date: January 22, 2019	By:	/s/ Michael D. Weiner
		Name:	Michael D. Weiner
		Title:	Executive Vice President, Chief Legal Officer & Secretary